INDEPENDENT AUDITORS' CONSENT

We hereby consent to the inclusion in the Registration Statement on Form SB-2 of Cellcom Tech, Inc., of our report dated May 8, 2001 relating to the balance sheet of Cellcom Tech, Inc. as at April 30, 2001. We also hereby consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ FREEMAN & DAVIS LLP FREEMAN & DAVIS LLP

New York, New York
June 29, 2001